                                                                    EXHIBIT 10.6

                              AMENDMENT NUMBER ONE
                                     TO THE
                              SANDERSON FARMS, INC.
                                       AND
                                   AFFILIATES
                          EMPLOYEE STOCK OWNERSHIP PLAN

            THIS AGREEMENT, made and entered into this 22(nd) day of October, 2002, by Sanderson Farms, Inc., a Mississippi corporation herein called the "Company";

                                    PREAMBLE

1. Adoption and effective date of amendment. This amendment of the plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first plan year beginning after December 31, 2001.

2. Supersession of inconsistent provisions. This amendment shall supersede the provisions of the plan to the extent those provisions are inconsistent with the provisions of this amendment.

SECTION 1: Limitations on Contributions

1 Effective date. This section shall be effective for limitation years beginning after December 31,2001.

2 Maximum annual addition. Except to the extent permitted under Section 6 of this amendment and section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a participant's account under the plan for any limitation year shall not exceed the lesser of:

      a.    $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

      b.    100 percent of the participant's compensation, within the meaning of section 415(c)(3) of the Code, for the limitation year.

The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401 (h) or section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

SECTION 2: Increase in Compensation Limit

The annual compensation of each participant taken into account in determining allocations for any plan year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual compensation means compensation during the plan year or such other consecutive 12-month period over which compensation is otherwise determined under the plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

SECTION 3: Modification of Top-Heavy Rules

1.Effective date. This section shall apply for purposes of determining whether the plan is a top-heavy plan under section 416(g) of the Code for plan years beginning after December 31, 2001,and whether the plan satisfies the minimum benefits requirements of section 416(c) of the Code for such such years. This section amends Article 16 of the plan.

2. Determination of top-heavy status.

      2.1 Key employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(l) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1- percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

      2.2 Determination of present values and amounts. This Section 2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

      2.2.1 Distributions during year ending on the determination date The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

      2.2.2 Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

3. Minimum benefits.

      3.1 Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the plan. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

SECTION 4: Direct Rollovers of Plan Distributions

1. Effective date. This section shall apply to distributions made after December 31,2001.

2. Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section 9.6 of the plan, an eligible retirement plan shall also mean an annuity contract described-in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

3. Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in
Section 9.6 of the plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.


4. Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in Section 9.6 of the plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consist of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a)or (b) of the Code, or to a qualified defined contribution plan described in section 410(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

SECTION 5: Rollovers from Other Plans

Direct Rollovers:

The plan will accept a direct rollover of an eligible rollover distribution from a qualified plan described in section 401(a) or 403(a) of the Code, excluding after-tax employee contributions; a qualified plan described in section 401(a) or 403(a) of the Code, including after-tax employee contributions; an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions; and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Participant Rollover Contributions from Other Plans:

The plan will accept a participant contribution of an eligible rollover distribution from a qualified plan described in section 401(a) or 403(a) of the Code; an annuity contract described in section 403(b) of the Code; an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political Subdivision of a state.

SECTION 6: Rollovers Disregarded in Involuntary Cash-Outs

1. Applicability and effective date. This section shall be effective for all participants for distributions made on and after January 1, 2002.

2. Rollovers disregarded in determining value of account balance for involuntary distributions. For purposes of Section 9.4 of the plan the value of a participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If
the value of the participant's noforfeitable account balance as so determined is $5,000 or less, the plan shall immediately distribute the participant's entire nonforfeitable account balance.

SECTION 7: Minimum Required Distributions

With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.


      IN WITNESS WHEREOF, the Company has caused this instrument to be executed and its seal to be hereunto affixed and attested, all by its officers thereunto duly authorized, as of the 22nd day of October, 2002.

                                                  SANDERSON FARMS, INC.

                                          By /s/ ?????
                                             ------------------------

                                          Its Treasurer & CFO

ATTEST:

By /s/ ?????
   ------------------------

Its  Corporate Controller